                                                                     EXHIBIT 4.1

================================================================================



                           UNITED STATES STEEL LLC,

                                    Issuer

                                      and

                               USX CORPORATION,

                                   Guarantor


       [____]% Senior Quarterly Income Debt Securities due 2031 (SQUIDS)

                             =====================



                               FORM OF INDENTURE

                      Dated as of [__________] [__], 2001



                             ====================




                             The Bank of New York,

                                    Trustee




================================================================================

                               TABLE OF CONTENTS

                                                                    Page
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE................   1
 SECTION 1.1. Definitions...........................................   1
 SECTION 1.2. Other Definitions.....................................   7
 SECTION 1.3. Incorporation by Reference of Trust Indenture Act.....   7
 SECTION 1.4. Rules of Construction.................................   8
 SECTION 1.5. One Class of Notes....................................   8

ARTICLE II THE NOTES................................................   9
 SECTION 2.1. Form and Dating.......................................   9
 SECTION 2.2. Execution and Authentication..........................  10
 SECTION 2.3. Registrar and Paying Agent............................  10
 SECTION 2.4. Paying Agent to Hold Money in Trust...................  11
 SECTION 2.5. Lists of Holders of Notes.............................  11
 SECTION 2.6. Transfer and Exchange.................................  11
 SECTION 2.7. Replacement Notes.....................................  15
 SECTION 2.8. Outstanding Notes.....................................  15
 SECTION 2.9. Treasury Notes........................................  15
 SECTION 2.10. Temporary Notes......................................  16
 SECTION 2.11. Cancellation.........................................  16
 SECTION 2.12. Defaulted Interest...................................  16
 SECTION 2.13. CUSIP Numbers........................................  17

ARTICLE III REDEMPTION..............................................  17
 SECTION 3.1. Notices to Trustee....................................  17
 SECTION 3.2. Selection of Notes to Be Redeemed.....................  17
 SECTION 3.3. Notice of Redemption..................................  17
 SECTION 3.4. Effect of Notice of Redemption........................  18
 SECTION 3.5. Deposit of Redemption Price...........................  19
 SECTION 3.6. Notes Redeemed in Part................................  19
 SECTION 3.7. Optional Redemption...................................  19
 SECTION 3.8. Mandatory Redemption..................................  20

ARTICLE IV COVENANTS................................................  20
 SECTION 4.1. Payment of Notes......................................  20
 SECTION 4.2. Maintenance of Office or Agency.......................  20
 SECTION 4.3. Corporate Existence...................................  21
 SECTION 4.4. SEC Reports...........................................  21
 SECTION 4.5. Compliance Certificate................................  21
 SECTION 4.6. Stay, Extension and Usury Laws........................  22
 SECTION 4.7. Payment of Taxes and Other Claims.....................  22
 SECTION 4.8. Maintenance of Properties and Insurance...............  22

                                                                    Page
 SECTION 4.9. Conditions to Separation..............................  23
 SECTION 4.10. Change in Control....................................  23
 SECTION 4.11. Withdrawal of Change in Control Purchase Notice......  26
 SECTION 4.12. Limitation on Liens..................................  26
 SECTION 4.13. Limitation on Sale/Leaseback Transactions............  27
 SECTION 4.14. Exempted Liens and Sale/Leaseback Transactions.......  28
 SECTION 4.15.  Further Instruments and Acts........................  29

ARTICLE V SUCCESSOR ISSUER AND SUCCESSOR GUARANTOR..................  29
 SECTION 5.1. When Issuer May Merge or Transfer Assets..............  29
 SECTION 5.2. When Guarantor May Merge or Transfer Assets...........  29

ARTICLE VI DEFAULTS AND REMEDIES....................................  30
 SECTION 6.1. Events of Default.....................................  30
 SECTION 6.2. Acceleration..........................................  32
 SECTION 6.3. Other Remedies........................................  32
 SECTION 6.4. Waiver of Past Defaults...............................  32
 SECTION 6.5. Control by Majority...................................  33
 SECTION 6.6. Limitation on Suits...................................  33
 SECTION 6.7. Rights of Holders to Receive Payment..................  33
 SECTION 6.8. Collection Suit by Trustee............................  34
 SECTION 6.9. Trustee May File Proofs of Claim......................  34
 SECTION 6.10. Priorities...........................................  34
 SECTION 6.11. Undertaking for Costs................................  34

ARTICLE VII TRUSTEE.................................................  35
 SECTION 7.1. Duties of Trustee.....................................  35
 SECTION 7.2. Rights of Trustee.....................................  36
 SECTION 7.3. Individual Rights of Trustee..........................  37
 SECTION 7.4. Money Held in Trust...................................  37
 SECTION 7.5. Trustee's Disclaimer..................................  37
 SECTION 7.6. Notice of Defaults....................................  37
 SECTION 7.7. Reports by Trustee to Holders.........................  37
 SECTION 7.8. Compensation and Indemnity............................  38
 SECTION 7.9. Replacement of Trustee................................  39
 SECTION 7.10. Successor Trustee by Merger..........................  39
 SECTION 7.11. Eligibility; Disqualification........................  40
 SECTION 7.12. Preferential Collection of Claims Against Issuer.....  40

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE.....................  40
 SECTION 8.1. Discharge of Liability on Notes; Defeasance...........  40
 SECTION 8.2. Conditions to Defeasance..............................  41
 SECTION 8.3. Application of Trust Money............................  42
 SECTION 8.4. Repayment to Issuer...................................  42
 SECTION 8.5. Indemnity for Government Obligations..................  43
 SECTION 8.6. Reinstatement.........................................  43

                                                                    Page
ARTICLE IX AMENDMENTS...............................................  43
 SECTION 9.1. Without Consent of Holders............................  43
 SECTION 9.2. With Consent of Holders...............................  44
 SECTION 9.3. Compliance with Trust Indenture Act...................  45
 SECTION 9.4. Revocation and Effect of Consents and Waivers.........  45
 SECTION 9.5. Notation on or Exchange of Notes......................  45
 SECTION 9.6. Trustee to Sign Amendments............................  45
 SECTION 9.7. Payment for Consent...................................  46

ARTICLE X GUARANTEE.................................................  46
 SECTION 10.1. Guarantee............................................  46
 SECTION 10.2. Release of Guarantor.................................  47

ARTICLE XI MISCELLANEOUS............................................  47
 SECTION 11.1. Trust Indenture Act Controls.........................  47
 SECTION 11.2. Notices..............................................  48
 SECTION 11.3. Communication by Holders with Other Holders..........  48
 SECTION 11.4. Certificate and Opinion as to Conditions Precedent...  48
 SECTION 11.5. Statements Required in Certificate or Opinion........  49
 SECTION 11.6. When Notes Disregarded...............................  49
 SECTION 11.7. Rules by Trustee, Paying Agent and Registrar.........  49
 SECTION 11.8. Legal Holidays.......................................  50
 SECTION 11.9. GOVERNING LAW........................................  50
 SECTION 11.10. No Recourse Against Others..........................  50
 SECTION 11.11. Successors..........................................  50
 SECTION 11.12. Multiple Originals..................................  50
 SECTION 11.13. Table of Contents; Cross-Reference Sheet; Headings..  50
 SECTION 11.14. Severability........................................  50


Exhibit A -  Form of Note
Exhibit B -  Form of Change in Control Purchase Notice
Exhibit C -  Form of Notice of Withdrawal of Change in Control Purchase Notice

                            CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                 Indenture Section
310(a)(1)......................................................... 7.9, 7.10
   (a)(2).........................................................      N.A.
   (a)(3).........................................................      N.A.
   (a)(4).........................................................      N.A.
   (a)(5).........................................................      N.A.
   (b)............................................................      7.10
   (b)(1).........................................................      7.10
   (c)............................................................      N.A.
311(a)............................................................      7.11
   (b)............................................................      7.11
   (c)............................................................      N.A.
312(a)............................................................      N.A.
   (b)............................................................      11.3
   (c)............................................................      11.3
313(a)............................................................      7.6
   (b)............................................................      7.6
   (b)(1).........................................................      N.A.
   (b)(2).........................................................      N.A.
   (c)............................................................      N.A.
   (d)............................................................      N.A.
314(a)(1).........................................................      N.A.
   (a)(2).........................................................      N.A.
   (a)(3).........................................................      N.A.
   (a)(4).........................................................      4.5.
   (b)............................................................      N.A.
   (c)(1).........................................................      N.A.
   (c)(2).........................................................      N.A.
   (c)(3).........................................................      N.A.
   (e)............................................................      N.A.
   (f)............................................................      N.A.
315(a)............................................................      N.A.
   (b)............................................................      N.A.
   (c)............................................................      N.A.
   (d)............................................................      N.A.
   (e)............................................................      N.A.
316(a)............................................................      N.A.
   (a)(1).........................................................      N.A.
   (a)(2).........................................................      N.A.
   (b)............................................................      N.A.
   (c)............................................................      N.A.
317(a)(1).........................................................      N.A.
   (a)(2).........................................................      N.A.
   (b)............................................................      N.A.
318(a)............................................................      N.A.
   (b)............................................................      N.A.
   (c)............................................................      N.A.

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

          INDENTURE, dated as of [_________] [__], 2001, among United States Steel LLC, a Delaware limited liability company (the "Issuer"), to be converted into United States Steel Corporation upon the Separation (as defined herein), USX Corporation, a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuer's $[___________] aggregate principal amount at maturity of [___]% Senior Quarterly Income Debt Securities due 2031 (the "Initial Notes", and together with any Additional Notes (as defined herein) actually issued, the "Notes"):

                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.   Definitions
                         -----------

          "Additional Notes" means Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.1 hereof.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

          "Board of Directors" means, until the Separation Date, the Board of Directors of the Guarantor or any committee thereof duly authorized to act on behalf of such Board, and after the Separation Date, the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, membership interests in limited liability companies and any preferred stock, but excluding any debt securities convertible into such equity.

          "Change in Control" will be deemed to have occurred when any of the following events shall occur:

     (1) any "person" or group of persons shall have acquired "beneficial ownership" (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder) of shares of Voting Stock representing at least 35% of the outstanding Voting Power of the Issuer or, for as long as the Guarantee in
            Article X remains in effect, the Guarantor;

     (2) during any period of 25 consecutive months, commencing before or after the Issue Date, individuals who at the beginning of such 25-month period were directors of the Issuer or, for as long as the Guarantee in Article X remains in effect, the Guarantor, together with any replacement or additional directors whose election was recommended by incumbent management of the Issuer or the Guarantor, as applicable, or who were elected by a majority of directors then in office, cease to constitute a majority of the Board of Directors of the Issuer or the Guarantor, as applicable;

     (3) any person or group of related persons shall acquire all or substantially all of the assets of the Issuer or, for as long as the Guarantee in Article X remains in effect, the Guarantor; or

     (4) the disposition, transfer or sale of the interests held in the Issuer by the Guarantor, except in accordance with the Separation consummated in compliance with Section 4.9.

            Notwithstanding the foregoing:

     (i) in no event shall the Separation, as described in the Prospectus, or any transfer or reorganization in connection with the Separation, be deemed to be a Change in Control for purposes of this definition;

     (ii) a Change in Control shall not be deemed to have occurred under clause (3) of the previous paragraph if the Issuer or the Guarantor, as applicable, shall have merged or consolidated with or transferred all or substantially all of its assets to another Person in compliance with the provisions of Article V and the surviving or successor or transferee Person is no more leveraged than was the Issuer or the Guarantor, as applicable, immediately prior to such Change in Control and, in the event of a Change in Control with respect to the Guarantor, such Change in Control does not result in the Issuer being more leveraged; the term "leveraged", when used with respect to any Person, shall mean the percentage represented by the total assets of such Person divided by its stockholders' or total equity, as applicable, in each case determined and as would be shown in a consolidated balance sheet of such Person prepared in accordance with GAAP; and

     (iii) a Change in Control shall not be deemed to have occurred by virtue of (a) the Issuer, the Guarantor, any of their respective Subsidiaries, any employee stock ownership plan or any other employee benefit plan of the Issuer, the Guarantor or any of their respective Subsidiaries, or any person holding Voting Stock for or pursuant to the terms of any such employee benefit plan, acquiring beneficial ownership of shares of Voting Stock, whether representing 35% or more of the outstanding Voting Power of the Issuer or the Guarantor, as applicable, or otherwise or (b) any person whose ownership of shares of Voting Stock representing 35% or more of the outstanding Voting Power of the Guarantor results solely from the Guarantor's calculation from time to time of the relative voting rights of the classes of Voting Stock of the Guarantor.

          "Change in Control Offer" has the meaning ascribed to such term in
Section 4.10(a).

          "Change in Control Purchase Date" has the meaning ascribed to such term in Section 4.10(a).

          "Change in Control Purchase Notice" has the meaning ascribed to such term in Section 4.10(c).

          "Change in Control Purchase Price" has the meaning ascribed to such term in Section 4.10(a).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Consolidated Net Tangible Assets" means the aggregate value of all of the assets of the Issuer and its consolidated subsidiaries after deducting from such assets (1) all current liabilities, excluding all long-term debt due within one year, (2) all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis and (3) all goodwill, patent and trademarks, unamortized debt discount and other similar intangibles, all determined in conformity with GAAP and calculated on a basis consistent with the Issuer's most recent audited consolidated financial statements.

          "Corporate Trust Office of the Trustee" means the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Issuer.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Directors" means, until the Separation Date, the persons who are members of the Board of Directors of the Guarantor, and after the Separation Date, the persons who are members of the Board of Directors of the Issuer.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Financial Matters Agreement" means the financial matters agreement to be entered into by the Guarantor and the Issuer in connection with the Separation, as described in the Prospectus.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) statements and pronouncements of the Financial Accounting Standards Board; (iii) such other statements by such other entity as approved by a significant segment of the accounting profession; and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Global Notes" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that is deposited with or on behalf of and registered in the name of the Depositary.

          "Global Note Legend" means the legend set forth in Section 2.6(f), which is required to be placed on all Global Notes issued under this Indenture.

          "Guarantee" means the guarantee of the Notes pursuant to Article X herein.

          "Guarantor" means USX Corporation or any successor thereto, so long as the Guarantee of the Notes is in effect.

          "Holder" means the Person in whose name a Note is registered on the Registrar's books.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "IRS" means the United States Internal Revenue Service.

          "Issue Date" means the date on which the Notes are originally issued.

          "Issuer" means United States Steel LLC, a Delaware limited liability company, to be converted into United States Steel Corporation upon the Separation, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter, means such successor.

          "Legal Holiday" has the meaning ascribed in Section 11.8.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Management and Allocation Policies" means the policies and procedures adopted by the Board of Directors of the Guarantor or otherwise used by the Guarantor for the purpose of preparing financial statements of the U. S. Steel Group.

          "Mortgage" has the meaning ascribed to such term in Section 4.12 hereof.

          "Obligations" means, with respect to any indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such indebtedness.

          "Officer" means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Issuer.

          "Officers' Certificate" means a certificate that meets the requirements of Section 11.5 signed by any Officer of the Issuer.

          "Opinion of Counsel" means a written opinion that meets the requirements of Section 11.5 from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

          "Parent" means, until the Separation Date, the Guarantor.

          "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Plan of Reorganization" means the Agreement and Plan of Reorganization, dated as of July 31, 2001, between the Guarantor and the Issuer providing for the Separation, as described in the Prospectus.

          "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "Principal Property" means any blast furnace facility or steel producing facility, or casters which are part of a plant which includes such a facility, having a net book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination.

          "Prospectus" means the final prospectus of the Issuer and the Guarantor relating to the offering of the Notes.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Separation" means the separation of the Issuer from the Guarantor pursuant to the Plan of Reorganization.

          "Separation Date" means the date the Separation occurs; provided such date is on or prior to December 31, 2002.

          "Separation Documents" means the Plan of Reorganization, the Financial Matters Agreement and the Tax Sharing Agreement.

          "Significant Subsidiary" means each Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Subsidiary" means, with respect to any Person, any other Person the majority of the outstanding shares of Voting Stock of which are, directly or indirectly, owned or controlled by such first Person or the management or policies of which are otherwise, directly or indirectly, controlled by such first Person.

          "Tax Sharing Agreement" means the tax sharing agreement to be entered into by the Guarantor and the Issuer in connection with the Separation, as described in the Prospectus.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

          "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "U.S. Government Obligations" means the direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "U.S. Steel Group" means the U.S. Steel Group of the Guarantor, as defined in the Restated Certificate of Incorporation of the Guarantor.

          "Value Transfer" has the meaning ascribed to such term in the Prospectus.

          "Voting Power" as applied to the stock of any Person means the total voting power represented by all outstanding Voting Stock of such Person.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof.

          SECTION 1.2.   Other Definitions
                         -----------------

                                                    Defined in
                          Term                        Section
                          ----                    --------------

        "Authenticating Agent"...............           2.2
        "Authentication Order"...............           2.2
        "Bankruptcy Law".....................           6.1
        "Change in Control Offer"............           4.10(a)
        "covenant defeasance option".........           8.1(b)
        "Custodian"..........................           6.1
        "Event of Default"...................           6.1
        "legal defeasance option"............           8.1(b)
        "Notice of Default"..................           6.1
        "Paying Agent".......................           2.3
        "Registrar"..........................           2.3
        "Successor Guarantor"................           5.2
        "Successor Issuer"...................           5.1

          SECTION 1.3.   Incorporation by Reference of Trust Indenture Act
                         -------------------------------------------------

          The mandatory provisions of the TIA are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.4.   Rules of Construction
                         ---------------------

          Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4)  "including" means including without limitation;

               (5) words in the singular include the plural and words in the plural include the singular;

               (6) except as otherwise expressly provided, the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

               (7) except as otherwise expressly provided, all references to the date the Notes were originally issued shall refer to the date the Initial Notes were originally issued.

          SECTION 1.5.   One Class of Notes.  The Initial Notes and the
                         ------------------
Additional Notes shall vote and consent together on all matters as one class and none of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter.

                                  ARTICLE II

                                   THE NOTES

          SECTION 2.1.   Form and Dating
                         ---------------

          (a)  General.

          The Notes will initially be issued in an aggregate principal amount of $[___________], except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to
Section 2.6, 2.7, 2.10, 3.6 or 9.5. The Issuer may create and issue Additional Notes on or prior to December 31, 2002 in such an aggregate principal amount as would be permitted on the date of issuance to be incurred under its then existing mortgages, indentures or other agreements. The Additional Notes will rank equally with the Initial Notes and will be otherwise similar in all respects so that the Additional Notes shall be consolidated and form a single series with the Initial Notes. The Trustee shall authenticate Additional Notes upon receipt of an Authentication Order and an Officers' Certificate and Opinion of Counsel, both meeting the requirements of Section 11.5, subject to Section 2.2, specifying the amount of Additional Notes to be authenticated.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in fully registered form, without coupons, in denominations of $25.00 and integral multiples thereof. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a full quarterly interest period, interest will be computed on the basis of the actual number of days elapsed in such 90-day quarterly interest period.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b)  Global Notes and Definitive Notes.

          Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto).
Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

          SECTION 2.2.   Execution and Authentication
                         ----------------------------

          An Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee, upon a written order of the Issuer signed by an Officer of the Issuer (an "Authentication Order"), manually authenticates the Note. The signature of the Trustee on a Note, upon a written Authentication Order of the Issuer, shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

          The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so under this Indenture. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

          SECTION 2.3.   Registrar and Paying Agent
                         --------------------------

          The Company shall appoint (i) an agent (the "Registrar") who shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange and (ii) an agent (the "Paying Agent") who shall maintain an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. Such register need not include any record of beneficial interests in any Notes. The Registrar and the Paying Agent shall initially be the Issuer. The Issuer may have one or more co-registrars and one or more additional paying agents.
The term "Paying Agent" includes any such additional paying agent(s).

          In the event the Issuer shall retain any Person not a party to this Indenture as an agent hereunder, the Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall promptly notify the Trustee of the name and address of each such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.8. The Issuer may appoint any Person that is a domestically incorporated wholly owned subsidiary of the Issuer to act as Paying Agent.

          The Issuer initially appoints The Depository Trust Company to act as depositary with respect to the Global Notes.

          SECTION 2.4.   Paying Agent to Hold Money in Trust
                         -----------------------------------

          By at least 11:00 a.m. prevailing Eastern (U.S.) time on the date on which any principal or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders of Notes or the Trustee all money held by such Paying Agent for the payment of principal or interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or any of its domestic wholly owned subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Issuer or any of its domestic wholly owned subsidiaries) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

          SECTION 2.5.   Lists of Holders of Notes
                         -------------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Notes. If the Trustee or any Paying Agent is not the Registrar, the Issuer shall cause the Registrar to furnish to the Trustee or any such Paying Agent, in writing at least five Business Days before each interest payment date and at such other times as the Trustee or any such Paying Agent may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Notes.

          SECTION 2.6.   Transfer and Exchange
                         ---------------------

          (a)  Transfer and Exchange of Global Notes.

          A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes only if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuer is unable to locate a qualified successor Depositary within 90 days after the date of such notice from the Depositary or (ii) the Issuer, in its discretion at any time, determines not to have all the Notes represented by Global Notes or (iii) an Event of Default entitling the Holders to accelerate the maturity of the Notes has occurred and is continuing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.7 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except that a Definitive Note shall not bear the legend set forth in
Section 2.6(f) hereof and except as otherwise provided herein. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or (c) hereof.

          (b)  Transfer and Exchange of Beneficial Interests in the Global
Notes.

          The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

          (c)  Transfer or Exchange of Beneficial Interests for Definitive
Notes.

          Upon the occurrence of the events set forth in clauses (i), (ii) or
(iii) of Section 2.6(a) and instructions given by the Depositary to the Registrar containing information regarding the Persons in whose names Definitive Notes shall be registered, the Issuer shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and (at the expense of the Issuer) deliver to the Persons designated in the instructions Definitive Notes in the appropriate principal amounts.

          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

          Subject to Section 2.6(a), with the Issuer's prior approval, a Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a written request for such an exchange or transfer that has been approved by the Issuer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to the paragraph above at a time when a Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e)  Transfer and Exchange of Definitive Notes for Definitive Notes.

          Subject to Section 2.6(a), upon request by a Holder of Definitive Notes, such Holder may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note and the Registrar shall register the transfer or exchange of Definitive Notes pursuant to the instructions from such Holder. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing, and accompanied by payment of any applicable transfer taxes or evidence of payment thereof or exemption therefrom.

          (f)  Legend.

          The following legend shall appear on the face of all Global Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN".

          (g)  Cancellation and/or Adjustment of Global Notes.

          At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (h)  General Provisions Relating to Transfers and Exchanges.

          To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or upon receipt of a written request of the Registrar.

          No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6 and 9.5 hereof).

          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 3.2 hereof and ending at the close of business on the day of selection,
(B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

          Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

          All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

          SECTION 2.7.   Replacement Notes
                         -----------------

          If a mutilated Note is surrendered to the Registrar or if the Holder of a Note shall provide the Issuer and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional Obligation of the Issuer.

          SECTION 2.8.   Outstanding Notes
                         -----------------

          Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

          If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders of Notes on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9.   Treasury Notes
                         --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows are so owned shall be so disregarded.

          SECTION 2.10.  Temporary Notes
                         ---------------

          Subject to Section 2.6(a), until Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuer for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

          SECTION 2.11.  Cancellation
                         ------------

          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer or exchange, payment or cancellation according to its normal operating procedures and deliver a certificate of such destruction to the Issuer unless the Issuer directs the Trustee to deliver canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.12.  Defaulted Interest
                         ------------------

          If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate specified therefor in the Notes in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders of Notes on a subsequent special record date. The Issuer shall fix or cause to be fixed (or upon the Issuer's failure to do so the Trustee shall fix) any such special record date and payment date which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Holder of Notes a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this
Section 2.12.

          SECTION 2.13.  CUSIP Numbers
                         -------------

          The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III

                                  REDEMPTION

          SECTION 3.1.   Notices to Trustee
                         ------------------

          If the Issuer elects to redeem Notes pursuant to the provisions of
Section 3.7, it shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount at maturity of Notes to be redeemed and the redemption price.

          The Issuer shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.1 at least 15 days prior to the date notice of redemption is to be delivered to Holders of Notes unless the Trustee and the Paying Agent consent to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. The record date relating to such redemption shall be selected by the Issuer and set forth in the related notice given to the Trustee and the Paying Agent, which record date shall be not less than 15 days prior to the date selected for redemption by the Issuer.

          SECTION 3.2.   Selection of Notes to Be Redeemed
                         ---------------------------------

          In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $25.00 in original principal amount or less will be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Upon request of the Issuer, the Trustee shall notify the Issuer of the Notes or portions of Notes to be redeemed.

          SECTION 3.3.   Notice of Redemption
                         --------------------

          At least 30 days but not more than 60 days before a date for redemption of Notes, the Trustee at the expense of the Issuer shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed, at such Holder's registered address. So long as the book-entry system is used for determining beneficial ownership of Global Notes, the notice or redemption for any of the Notes will be given to Cede & Co., as nominee for the Depositary as registered owner of the Notes.

          The notice shall identify the Notes to be redeemed and shall state:

               (i)    the redemption date;

               (ii)   the redemption price;

               (iii)  the name and address of the Paying Agent;

               (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

               (v) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

               (vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

               (vii) the CUSIP number, if any, printed on the Notes being redeemed; and

               (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          The Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.3.

          SECTION 3.4.   Effect of Notice of Redemption
                         ------------------------------

          Once notice of redemption is mailed, Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date; provided that the Issuer shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. prevailing Eastern (U.S.) time on the date of redemption; provided, further, that if the redemption date is after a regular record date and on or prior to the related interest payment date, the accrued and unpaid interest shall be payable to the Holder of the redeemed Notes registered on that record date. Neither the failure to give notice nor any defect in the notice to any Holder shall affect the validity of the notice to any other Holder or affect the sufficiency of the proceedings for the redemption of any such Notes.

          SECTION 3.5.   Deposit of Redemption Price
                         ---------------------------

          By at least 11:00 a.m. Prevailing Eastern (U.S. time) on the date on which any principal of or interest on any Note is due and payable, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a domestic wholly owned subsidiary thereof is the Paying Agent, shall segregate and hold in trust pursuant to Section 2.4) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by the Issuer or any of its Subsidiaries and have been delivered by the Issuer or any such Subsidiary to the Trustee for cancellation.

          If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

          SECTION 3.6.   Notes Redeemed in Part
                         ----------------------

          Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Note equal in a principal amount at maturity to the unredeemed portion of the Note surrendered.

          SECTION 3.7.   Optional Redemption
                         -------------------
          Except as set forth in the following paragraphs, the Notes will not be redeemable at the option of the Issuer prior to the Stated Maturity.

          At any time on or after December 31, 2006, the Issuer may at its option on one or more occasions, upon not less than 30 nor more than 60 days' notice, redeem the Notes at a redemption price (expressed as a percentage of principal amount) of 100%, plus accrued and unpaid interest to the redemption date. In addition, the Issuer may at any time repurchase Notes at any price in the open market and may hold, resell or surrender such Notes to the Trustee for cancellation.

          Further, at any time on or prior to December 31, 2002, the Issuer may, at its option, give written notice to redeem the Notes, which notice shall be no less than 30 nor more than 60 days prior to the redemption date, in whole or in part at a redemption price (expressed as a percentage of principal amount) of 100%, plus accrued and unpaid interest to the redemption date; provided that

     (i) the Board of Directors shall have determined not to proceed with the Separation (and the Guarantee of the Guarantor will stay in effect until the Notes are fully paid); and

     (ii) if the Issuer elects to redeem the Notes in part, at least a minimum aggregate principal amount of Notes required to maintain listing of the Notes on the New York Stock Exchange, under the rules and regulations thereof, remains outstanding.

          SECTION 3.8.   Mandatory Redemption
                         --------------------

          Except as set forth in Section 4.10, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                  ARTICLE IV

                                   COVENANTS

          SECTION 4.1.   Payment of Notes
                         ----------------

          The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on or before 11:00 a.m. prevailing Eastern (U.S.) time on such date the Trustee or the Paying Agent holds (or, if the Issuer or a domestic wholly owned subsidiary thereof is the Paying Agent, the segregated account or separate trust fund maintained by the Issuer or such subsidiary pursuant to Section 2.4) in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent (or, if the Issuer or a domestic wholly owned subsidiary thereof is the Paying Agent, the Issuer or such subsidiary), as the case may be, is not prohibited from paying such money to the Holders of Notes on that date pursuant to the terms of this Indenture.

          The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in
Section 2.12.

          Notwithstanding anything to the contrary contained in this Indenture, the Issuer or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.

          SECTION 4.2.   Maintenance of Office or Agency
                         -------------------------------

          The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3.

          SECTION 4.3.   Corporate Existence
                         -------------------

          Except as otherwise permitted by Article V and Section 4.10, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its limited liability company or corporate existence and the corporate, partnership or limited liability company existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Issuer and each such Subsidiary; provided, however, that the Issuer shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Significant Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Issuer shall determine in good faith (such determination to be evidenced by a board resolution), that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Subsidiaries, taken as a whole.

          SECTION 4.4.   SEC Reports
                         -----------

          (a) So long as the Guarantee in Article X is in effect, the Issuer shall cause the Guarantor to file with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections and to include financial statements and other information with respect to the U. S. Steel Group in form and substance consistent with the information provided in its previous Exchange Act filings, subject to the requirements of the SEC.

          (b) Following the Separation, the Issuer will file with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

          SECTION 4.5.   Compliance Certificate
                         ----------------------

          (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officers signing such certificate, that to the best of his or her knowledge the Issuer and its

Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer and its Subsidiaries are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes are prohibited (or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto).

          (b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

          (c)  The Issuer shall comply with TIA Section 314(a)(4).

          SECTION 4.6.   Stay, Extension and Usury Laws
                         ------------------------------

          Each of the Issuer and the Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture. Each of the Issuer and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.7.   Payment of Taxes and Other Claims
                         ---------------------------------

          The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.8.   Maintenance of Properties and Insurance
                         ---------------------------------------

          (a) The Issuer shall, and shall cause each of its Significant Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make or cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, all as in the reasonable judgment of the Issuer is necessary so that the business carried on by the Issuer and its Significant Subsidiaries may be actively conducted; provided, however, that nothing in this Section 4.8 shall prevent the Issuer or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Issuer or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

           (b) The Issuer shall provide or cause to be provided, for itself and each of its Significant Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Issuer, are adequate and appropriate for the conduct of the business of the Issuer and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, any state thereof or any agency or instrumentality of such governments, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Issuer, for companies similarly situated in the industry.

           SECTION 4.9.   Conditions to Separation
                          ------------------------

           The Issuer shall not permit the Separation to occur, unless:

     (i) the Guarantor shall have received a private letter ruling from the IRS that the Separation will qualify as a tax-free transaction within the meaning of Section 355 of the Code,

     (ii) the transactions that give effect to the Value Transfer as described in the Prospectus shall have occurred,

     (iii) the Guarantor shall not have amended (x) the definition of U.S. Steel Group in its certificate of incorporation or by-laws or (y) its Management and Allocation Policies, in either case, in any manner adverse to the holders of the Notes,

     (iv) immediately following the Separation and after giving pro forma effect to any subsequent payments to be made as part of the Separation, (x) the Issuer shall have an aggregate of at least $400 million available in undrawn financings and cash, of which at least $300 million shall be available under facilities with terms extending at least three years after the date such facilities are put in place, and (y) no Default shall have occurred and be continuing, and

     (v) any differences between the Separation Documents (x) as executed and delivered and (y) as described in the Prospectus do not have a material adverse effect on the Holders of the Notes.

           SECTION 4.10.  Change in Control
                          -----------------

           (a) If a Change in Control occurs, subject to paragraphs (d) and (e) below, the Issuer shall offer to purchase Notes, at the option of the Holders thereof (the "Change in Control Offer"), at a purchase price (the "Change in Control Purchase Price") equal to 100% of the principal amount thereof, together with accrued interest to the Change in Control Purchase Date referred to below (except that interest installments due before the Change in Control Purchase Date shall be payable to the Holders of such Notes of record at the close of business on the relevant record dates), as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holders of the requirements set forth in Section 4.10(c).

          (b) Within 15 Business Days after the occurrence of a Change in Control, the Issuer shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder, and to the beneficial owners as required by applicable law, of Notes and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall state:

     (1) the events causing a Change in Control, specifying such events, and the date of such Change in Control;

     (2) the date by which the Change in Control Purchase Notice pursuant to this Section 4.10 must be given;

     (3)  the Change in Control Purchase Date;

     (4)  the Change in Control Purchase Price;

     (5)  the name and address of the Paying Agent for the Notes;

     (6) that on the Change in Control Purchase Date each Note surrendered in accordance with this Section 4.10 and the terms of such Note for payment at the Change in Control Purchase Price will be purchased by the Issuer at such price and, if applicable, that interest thereon will cease to accrue on and after such date;

     (7)  the procedures the Holders must follow to exercise rights under this
          Section 4.10, including procedures to be followed by a Holder acting as a holder of record on behalf of more than one beneficial owners in exercising rights specified in this Section 4.10 with respect to less than all of such beneficial owners; and

     (8)  the procedures for withdrawing a Change in Control Purchase Notice.

          (c) A Holder of Notes may exercise its rights specified in Section 4.10(a) by delivering a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at its address set forth on the notice sent pursuant to Section 4.10(b)(5) at any time prior to the close of business on the Change in Control Purchase Date with respect to such Change in Control, stating:

     (1) the certificate number or numbers of the Notes which the Holder will deliver to be purchased; and

     (2) that such Notes shall be purchased pursuant to the terms and conditions specified herein and in the Issuer's notice pursuant to
          Section 4.10(b).

          A Holder may, but is not required to, use the Form of Change in Control Purchase Notice attached hereto as Exhibit B.

          The delivery of such Notes to such Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor, provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section
4.10 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

          The Issuer shall establish procedures to permit a Holder of Notes acting as a holder of record on behalf of more than one beneficial owner to exercise the rights specified in this Section 4.10 with respect to less than all such beneficial owners.

          Upon receipt by the Issuer of the Change in Control Purchase Notice specified in this Section 4.10(c), the Holder of the Notes in respect of which such notice was given shall (unless such notice is withdrawn as specified in Section 4.11) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Notes. Such price shall be paid to such Holder promptly following the later of (x) the Change in Control Purchase Date with respect to such Notes (provided the conditions in this Section 4.10(c) have been satisfied) and (y) the time of delivery of such Notes to the Paying Agent therefor by the Holder thereof in the manner required by this Section 4.10(c). Any purchase by the Issuer contemplated pursuant to the provisions of this
Section 4.10 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Notes.

          On or before the Business Day following the Change in Control Purchase Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a domestic wholly owned subsidiary thereof is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the aggregate Change in Control Purchase Price of all the Notes with respect to which a Change in Control Purchase Notice has been received.

          The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue of its compliance with such securities laws or regulations.

          (d) The Issuer shall not be required to make a Change in Control Offer as a result of a Change in Control if the Holders of a majority in aggregate principal amount of the Notes outstanding as of the date of such Change in Control waive such Change in Control Offer in writing. The Issuer's obligations under this Section 4.10 may be modified with respect to the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes outstanding as of the date of such Change in Control.

          (e) The Issuer shall not be required to make a Change in Control Offer following a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 applicable to a Change in Control Offer made by the Issuer and purchases all Notes validly tendered prior to the close of business on the Change in Control Purchase Date and not withdrawn under such Change in Control Offer.

          (f) Notwithstanding anything herein to the contrary, any holder of Notes delivering to the Paying Agent the Change in Control Purchase Notice contemplated by Section 4.10(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to such Paying Agent in accordance with Section 4.11.

          SECTION 4.11.  Withdrawal of Change in Control Purchase Notice
                         -----------------------------------------------

          A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal signed by the Holder delivered to the office of the Paying Agent at its address set forth on the notice sent pursuant to Section 4.10(b)(5) at any time prior to the close of business on the Change in Control Purchase Date specifying the aggregate principal amount of the Notes in respect of which such notice of withdrawal is being submitted.

          A holder may, but is not required to, use the Form of Notice of Withdrawal of Change in Control Purchase Notice attached hereto as Exhibit C.

          SECTION 4.12.  Limitation on Liens
                         -------------------

          (a) Subject to paragraph (b) below and Section 4.14, if the Issuer or any of its Subsidiaries mortgages, pledges, encumbers or subjects to a lien (to "Mortgage" or a "Mortgage", as the context may require) as security for any indebtedness for money borrowed any Principal Property or any shares of stock or other equity interests in any of its Subsidiaries that own, directly or indirectly, one or more Principal Properties, the Issuer shall secure or shall cause its applicable Subsidiary to secure the Notes equally and ratably with all indebtedness or obligations secured by the Mortgage then being given and with any other indebtedness or other obligations of the Issuer or such Subsidiary then entitled to such Mortgage.

          (b) Notwithstanding any other provision of this Indenture, the restrictions in Section 4.12(a) shall not apply in the case of:

     (i) any Mortgage incurred by any Subsidiary of the Issuer to secure indebtedness for money borrowed incurred by such Subsidiary;

     (ii) any Mortgage, including a purchase money Mortgage, incurred in connection with the acquisition of any Principal Property or shares of stock or other equity securities (for purposes of this exception, the creation of any Mortgage within 180 days after the acquisition or completion of construction of such Principal Property or such shares of stock or other equity securities shall be deemed to be incurred in connection with the acquisition of such Principal Property or such shares of stock or other equity securities), the assumption of any Mortgage previously existing on such acquired Principal Property or such acquired shares of stock or other equity securities or any Mortgage existing on the Principal Property of any Person when such Person becomes a Subsidiary of the Issuer;

     (iii) any Mortgage in favor of the United States of America, any State, any foreign government or any agency, department, political subdivision or other instrumentality of any of the foregoing, to secure partial, progress or advance payments to the Issuer or any of its Subsidiaries pursuant to the provisions of any contract or any statute;

     (iv) any Mortgage in favor of the United States of America, any State, any foreign government or any agency, department, political subdivision or other instrumentality of any of the foregoing, to secure borrowings by the Issuer or any of its Subsidiaries for the purchase or construction of the Principal Property Mortgaged;

     (v) any Mortgage on any Principal Property arising in connection with or to secure all or any part of the cost of the repair, construction, improvement or alteration of such Principal Property or any portion of such Principal Property;

     (vi) any Mortgage existing on the date of the Indenture, whether or not such Mortgage includes an after-acquired property provision; or

     (vii) any renewal of or substitution for any Mortgage permitted under the preceding clauses (i) through (vi); provided, however, that the principal amount of indebtedness secured by such Mortgage may not exceed the principal amount of indebtedness secured at the time of the renewal or substitution and that such renewal or substitution must be limited to all or a part of the Principal Property, plus improvements and construction on such Principal Property, or shares of stock or other equity securities which were subject to the Mortgage that was renewed or substituted.

            SECTION 4.13.  Limitation on Sale/Leaseback Transactions
                           -----------------------------------------

            (a) Subject to paragraph (b) below and Section 4.14, the Issuer shall not, nor shall it permit any of its Subsidiaries to, sell or transfer any Principal Property with the intention of taking back a lease on such Principal Property.

            (b) Notwithstanding any other provision of this Indenture, the restrictions in Section 4.13(a) shall not apply if:

     (i) the lease is to one of the Issuer's Subsidiaries, or to the Issuer in the case of a Subsidiary of the Issuer;

     (ii) the lease is for a temporary period by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued;

     (iii)  the Issuer or one of its Subsidiaries could, in accordance with
            Section 4.12, Mortgage such Principal Property without equally and ratably securing the Notes;

     (iv) (1) the Issuer promptly informs the Trustee of such sale, (2) the net proceeds of such sale are at least equal to the fair market value (as determined by resolution adopted by the Board of Directors of the Issuer) of such Principal Property and (3) the Issuer will, and in any such case the Issuer covenants that it will, within 180 days after such sale, apply an amount equal to the net proceeds of such sale to the retirement of its debt or of debt of one of its Subsidiaries in the case of Principal Property of such Subsidiary, maturing by its terms more than one year after the date on which it was originally incurred (the "funded debt"); provided that the amount to be applied to the retirement of funded debt of the Issuer or of a Subsidiary of the Issuer shall be reduced by the amount below if, within 75 days after such sale, the Issuer delivers to the Trustee an Officers' Certificate stating:

            (1) that on a specified date after such sale the Issuer or a Subsidiary of the Issuer, as the case may be, voluntarily retired a specified principal amount of funded debt;

            (2) that the retirement was not effected by payment at maturity or pursuant to any applicable mandatory sinking fund or prepayment provision, other than provisions requiring retirement of any funded debt of the Issuer or a Subsidiary of the Issuer, as the case may be, under the circumstances referred to in this
                 Section 4.13; and

            (3) the then optional redemption or prepayment price applicable to the funded debt so retired or, if there is no such price applicable, the amount applied by the Issuer or its Subsidiary, as the case may be, to the retirement of such funded debt.

            In the event of such a sale or transfer, the Issuer will deliver to the Trustee a certified copy of the resolution of the Board of Directors referred to in the parenthetical phrase contained in clause (iv)(2) above and an Officers' Certificate setting forth all material facts under this Section 4.13. For purposes of this Section 4.13, the term "retirement of funded debt" shall include the "in substance defeasance" of such funded debt in accordance with then applicable accounting rules.

            SECTION 4.14.  Exempted Liens and Sale/Leaseback Transactions
                           ----------------------------------------------

            Notwithstanding the restrictions set forth in Sections 4.12 and 4.13 above, the Issuer or any of its Subsidiaries may, without equally and ratably securing the Notes, (1) Mortgage any Principal Property or any shares of stock or other equity interests in any of the Issuer's Subsidiaries that owns, directly or indirectly, one or more Principal Properties or (2) sell or transfer any Principal Property with the intention of taking back a lease on such Principal Property, in each case, provided that at the time of such event, and after giving effect thereto, the sum of the aggregate net book value of Principal Property or shares of stock or other equity securities so Mortgaged (other than such Mortgages permitted pursuant to Section 4.12(b)) and the aggregate net book value of all Principal Property then subject to a sale/leaseback transaction specified in Section 4.13(a) (not including any such sale/leaseback transactions permitted pursuant to Section 4.13(b)) does not exceed 10% of Consolidated Net Tangible Assets.

            SECTION 4.15.  Further Instruments and Acts
                           ----------------------------

            Upon reasonable request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE V

                   SUCCESSOR ISSUER AND SUCCESSOR GUARANTOR

            SECTION 5.1.   When Issuer May Merge or Transfer Assets
                           ----------------------------------------

            The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

     (i) the resulting, surviving or transferee Person (the "Successor Issuer") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Issuer (if not the Issuer) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture;

     (ii) immediately after such transaction, no Default shall have occurred and be continuing; and

     (iii) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

            The Successor Issuer shall be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, and the Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

            SECTION 5.2.   When Guarantor May Merge or Transfer Assets
                           -------------------------------------------

            So long as the Guarantee in Article X is in effect, the Guarantor shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

     (i) the resulting, surviving or transferee Person (the "Successor Guarantor") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Guarantor (if not the Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Guarantee of the Notes and the Indenture;

     (ii) immediately after such transaction, no Default shall have occurred and be continuing; and

     (iii) the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

            The Successor Guarantor shall be the successor to the Guarantor and shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture, and the predecessor Guarantor, except in the case of a lease, shall be released from its obligations under the Guarantee of the Notes.


                                  ARTICLE VI

                             DEFAULTS AND REMEDIES

            SECTION 6.1.   Events of Default
                           -----------------

            An "Event of Default" occurs if:

     (i) the Issuer defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

     (ii) the Issuer defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon a Change in Control Offer, upon declaration of acceleration or otherwise;

     (iii)  the Issuer fails to comply with its obligations under Article V;

     (iv) the Issuer fails to comply with Section 4.4 and any of Sections 4.9 through 4.14 (other than a failure to repurchase Notes when required pursuant to Section 4.10, which failure shall constitute an Event of Default under Section 6.1(ii)) and such failure continues for 30 days after the notice specified below;

     (v) the Issuer or the Guarantor fails to comply with any of its agreements in the Notes, the Guarantee or this Indenture (other than those referred to in (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below;

     (vi) the Issuer, the Guarantor or a Significant Subsidiary of the Issuer pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D)  makes a general assignment for the benefit of its creditors;

            or takes any comparable action under any foreign laws relating to insolvency;

     (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Issuer, the Guarantor or any Significant Subsidiary of the Issuer in an involuntary case;

               (B) appoints a Custodian of the Issuer, the Guarantor or any Significant Subsidiary or for any substantial part of the property of the Issuer, the Guarantor or any Significant Subsidiary; or

               (C) orders the winding up or liquidation of the Issuer, the Guarantor or any Significant Subsidiary of the Issuer;

     (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 90 days;

     (viii) any judgment or decree for the payment of money in excess of $50 million is rendered against the Issuer or any Significant Subsidiary of the Issuer, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice; or

     (ix) prior to the Separation, the Guarantee with respect to the Notes shall cease for any reason to be in full force and effect (other than in accordance with its terms) or the Guarantor (or its successors or assigns) or any Person acting on behalf of the Guarantor (or its successors or assigns) shall deny or disaffirm its obligations under the Guarantee.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clauses (iv) and (v) of this Section 6.1 is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Issuer of the Default and the Issuer does not cure such Default within the time specified in said clause
(iv) and (v) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Issuer shall deliver to the Trustee, within 30 days after its knowledge of the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (ix) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (viii) of this Section 6.1 and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 6.2.   Acceleration
                         ------------

          If an Event of Default (other than an Event of Default specified in Section 6.1(vi) or (vii) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes by notice to the Issuer, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(vi) or (vii) with respect to the Issuer occurs and is continuing, the principal of and accrued interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount at maturity of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration and the Trustee has been paid all amounts then due to it pursuant to Section 7.8. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.3.   Other Remedies
                         --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          Subject to Section 6.5, the Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

          SECTION 6.4.   Waiver of Past Defaults
                         -----------------------

          Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or
(ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.5.   Control by Majority
                           -------------------

            Upon provision of reasonable indemnity to the Trustee satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may conclusively rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders of Notes or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            SECTION 6.6.   Limitation on Suits
                           -------------------

            A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

     (i) the Holder gives to the Trustee previous written notice stating that an Event of Default is continuing;

     (ii) the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

     (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

     (v) the Holders of a majority in aggregate principal amount of the Notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

            A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

            SECTION 6.7.   Rights of Holders to Receive Payment
                           ------------------------------------

            Notwithstanding Section 6.6 above or any other provision of this Indenture, the right of any Holder to receive payment of the principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8.   Collection Suit by Trustee
                         --------------------------

          If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.8.

          SECTION 6.9.   Trustee May File Proofs of Claim
                         --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Notes allowed in any judicial proceedings relative to the Issuer, the Guarantor, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts then due the Trustee under Section 7.8.

          SECTION 6.10.  Priorities
                         ----------
          If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST:   to the Trustee for amounts then due under Section 7.8;

          SECOND: to Holders of Notes for amounts due and unpaid on the Notes for the principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal and interest, respectively; and

          THIRD:   to the Issuer or to such party as a court of competent
     jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10. At least 15 days before such record date, the Issuer shall mail to each Holder of Notes and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11.  Undertaking for Costs
                         ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or a suit by a Holder pursuant to Section 6.7.

                                  ARTICLE VII

                                    TRUSTEE

          SECTION 7.1.   Duties of Trustee
                         -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the TIA and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          this paragraph does not limit the effect of paragraph (b) of this
Section 7.1;

          the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.1.

          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

          SECTION 7.2.   Rights of Trustee
                         -----------------

          (a) The Trustee may conclusively rely upon, and shall be fully protected from acting or refraining from acting, on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may request an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default making reference to this Indenture and to the Notes shall have been given to the Trustee by the Issuer or by any Holder of the Notes.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (i) The Trustee may require any Paying Agent(s) to pay to it all sums held by such Agent upon the occurrences of an Event of Default.

          SECTION 7.3.   Individual Rights of Trustee
                         ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

          Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4.   Money Held in Trust
                         -------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

          SECTION 7.5.   Trustee's Disclaimer
                         --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 7.6.   Notice of Defaults
                         ------------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee must mail to each Holder of Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of the Holders of Notes.

          SECTION 7.7.   Reports by Trustee to Holders
                         -----------------------------

          As promptly as practicable after each May 15 beginning with May 15 following the date of this Indenture, the Trustee shall mail to each Holder of Notes a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall promptly deliver to the Issuer a copy of any report it delivers to Holders pursuant to this Section 7.7.

          A copy of each report at the time of its mailing to Holders of Notes shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.8.   Compensation and Indemnity
                         --------------------------

          The Issuer shall pay to the Trustee from time to time such compensation for its services as the Issuer and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable and documented fees and expenses, including out-of-pocket expenses, incurred or made by it in connection with the performance of its duties hereunder, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA. Such expenses shall include the reasonable compensation and documented out-of-pocket expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Issuer of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Issuer thereof. The Issuer shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense and tax (including reasonable and documented attorneys' fees and out-of-pocket expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel, and the Issuer will pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA.

          To secure the Issuer's payment obligations in this Section 7.8, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

          When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(vi) or (vii) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law, provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10. The terms of this Section 7.8 shall survive the termination of this Indenture and the removal or resignation of the Trustee.

          SECTION 7.9.   Replacement of Trustee
                         ----------------------

          The Trustee may resign at any time with 30 days notice to the Issuer. The Holders of a majority in principal amount of the Notes then outstanding, may remove the Trustee with 30 days notice to the Trustee and the Issuer and may appoint a successor Trustee. So long as no Default or Event of Default shall have occurred and been outstanding within the previous 12 month period, the Issuer may remove the Trustee at any time by appointing a successor Trustee that complies with Section 7.10.

          If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.8.

          If a successor Trustee does not take office and deliver the written notice contemplated by this Section 7.9 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may, at the expense of the Issuer petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          SECTION 7.10.  Successor Trustee by Merger
                         ---------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article VII and TIA
Section 3.10(a).

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.11.    Eligibility; Disqualification
                           -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.12.    Preferential Collection of Claims Against Issuer
                           ------------------------------------------------

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                 ARTICLE VIII

                      DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.1.     Discharge of Liability on Notes; Defeasance
                           -------------------------------------------

          (a) When (i) the Issuer delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof or the Notes will become due and payable at their Stated Maturity within 91 days, or the Notes are to be called for redemption within 91 days under arrangements satisfying the terms of this Indenture, and, in each case of this clause (ii), the Issuer irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.7), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Issuer.

          (b) Subject to Sections 8.1(c) and 8.2, the Issuer at any time may terminate (i) all of its obligations (and the obligations of the Guarantor under the Notes, this Indenture and the Guarantee ("legal defeasance option") or (ii) all of its obligations (and all of the obligations of the Guarantor) under Sections 4.2 through 4.14 and the operation of Section 6.1(vi) (but only with respect to a Significant Subsidiary), 6.1(vii) (but only with respect to a Significant

Subsidiary) and 6.1(viii) ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(iv), 6.1(vi) (but only with respect to a Significant Subsidiary) 6.1(vii) (but only with respect to a Significant Subsidiary) or 6.1(viii).

          Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.3, 2.4, 2.5, 2.7, 4.1, Sections 4.2 through 4.14, 7.8, 7.9, 8.4, 8.5 and 8.6 (and the obligations of the Guarantor in respect of the Guarantee with respect to the Notes) shall survive until the Notes have been paid in full. Thereafter, the Issuer's obligations in Sections 7.8, 8.4 and 8.5 shall survive.

          SECTION 8.2.    Conditions to Defeasance
                          ------------------------

          The Issuer may exercise the legal defeasance option or the covenant defeasance option only if:

    (i) the Issuer irrevocably deposits or causes to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

    (ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

    (iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.1(vi) or (vii) with respect to the Issuer occurs which is continuing at the end of the period;

    (iv) the deposit does not constitute a default under any other material agreement binding on the Issuer;

    (v) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

    (vi) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the IRS a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

    (vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

    (viii) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this
            Article VIII have been complied with.

            Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

            SECTION 8.3.    Application of Trust Money
                            --------------------------

            The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of and interest on the Notes.

            SECTION 8.4.    Repayment to Issuer
                            -------------------

            The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for one year after such principal and interest have become due and payable, and, thereafter, Holders of Notes entitled to the money must look to the Issuer for payment as general creditors.

            SECTION 8.5.    Indemnity for Government Obligations
                            ------------------------------------

            The Issuer and the Guarantor shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

            SECTION 8.6.    Reinstatement
                            -------------

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and the Guarantor's obligations under this Indenture, the Notes and the Guarantee with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, (a) if the Issuer or the Guarantor has made any payment of interest on or principal of any Notes following the reinstatement of their obligations, the Issuer or the Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Issuer or the Guarantor promptly after receiving a written request therefor at any time, if such reinstatement of the Issuer's and the Guarantor's obligations has occurred and continues to be in effect.

                                  ARTICLE IX

                                  AMENDMENTS

          SECTION 9.1.    Without Consent of Holders
                          --------------------------
          The Issuer, the Guarantor and the Trustee may amend this Indenture, the Notes or the Guarantee with respect to the Notes without notice to or consent of any Holder of Notes:

    (i)   to cure any ambiguity, omission, defect or inconsistency;

    (ii) to provide for the assumption of this Indenture by a Successor Issuer in accordance with Article V;

    (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are as described in Section 163(f)(2)(B) of the Code);

     (iv)   to add guarantees with respect to the Notes;

     (v)    to secure the Notes;

     (vi) to add to the covenants of the Issuer for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Issuer or the Guarantor;

     (vii) to make any change that does not adversely affect the rights of any Holders of Notes; and

     (viii) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA.

            After an amendment under this Section 9.1 becomes effective, the Issuer shall mail to Holders of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

            SECTION 9.2.    With Consent of Holders
                            -----------------------

            The Issuer, the Guarantor and the Trustee may amend this Indenture, the Notes or the Guarantee with respect to the Notes without notice to any Holders of Notes but with the written consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes). However, without the consent of each Holder of an outstanding Note affected, an amendment may not:

     (i) reduce the amount of Notes whose Holders must consent to an amendment;

     (ii) reduce the rate of or extend the time for payment of interest on any Note;

     (iii)  reduce the principal of or extend the Stated Maturity of any Note;

     (iv) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with
            Article III;

     (v) make any Note payable in currency other than that stated in the Note;

     (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

     (vii)  make any change to this Section 9.2;

     (viii) make any change in the ranking or priority of the Notes that would adversely affect the Holders of Notes; or

     (ix) make any change in the Guarantee that would adversely affect the Holders.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.2 becomes effective, the Issuer shall mail to Holders of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

          SECTION 9.3.    Compliance with Trust Indenture Act
                          -----------------------------------
          Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.4.    Revocation and Effect of Consents and Waivers
                          ---------------------------------------------

          A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective, it shall bind every Holder of Notes.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.5.    Notation on or Exchange of Notes
                          --------------------------------

          If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.6.    Trustee to Sign Amendments
                          --------------------------

          The Trustee shall sign any amendment authorized pursuant to this
Article IX if the amendment does not materially and adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article IX; provided, however, that Holders who do not consent, waive or agree to amend this Indenture in the time frame set forth in such solicitation documents shall not be entitled to any consideration offered for timely consent, waiver or amendment, even if the consent, waiver or amendment is agreed to by sufficient Holders to approve such consent, waiver or amendment to this Indenture.

          SECTION 9.7.    Payment for Consent
                          -------------------

          None of the Issuer, the Guarantor or any affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                                   GUARANTEE

          SECTION 10.1.    Guarantee
                           ---------

          Subject to the next paragraph, until the Separation Date, the Guarantor shall fully and unconditionally guarantee, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer under this Indenture or the Notes, that: (i) the principal of, premium, if any, and interest, if any, on the Notes will be paid in full when due, whether at the maturity or interest payment or redemption date, by acceleration, call for redemption, Change in Control Offer or otherwise, and interest on the overdue principal of, premium, and interest, if any, on the Notes and all other Obligations of the Issuer to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise; and (iii) any and all costs and expenses (including reasonable and documented attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under the Guarantee with respect to the Notes will be paid. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor will be obligated (subject to any grace periods allowed pursuant to Section 6.1 hereof) to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2 hereof. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantee of the Notes, and shall entitle the Holders of Notes to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Issuer. The Guarantor agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance (other than payment) that might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee with respect to the Notes will not be discharged except by complete performance of its Obligations under the Notes and this Indenture. Notwithstanding the provisions of Section 10.2, if any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantor any amount paid by any such entity to the Trustee or such Holder, this Guarantee of the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holder in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of such Guarantee of the Notes.

          If the Separation Date does not occur on or before December 31, 2002 or if the Board of Directors determines not to proceed with the Separation, the Guarantee of the Notes by the Guarantor shall stay in effect until the Notes have been paid in full.

          Each Holder of a Note by its acceptance thereof agrees to and shall be bound by the provisions of this Section 10.1.

          SECTION 10.2.    Release of Guarantor
                           --------------------

          Upon the occurrence of the earlier of (i) the Separation Date (if the Separation Date occurs on or prior to December 31, 2002) or (ii) the payment in full of all of the Issuer's Obligations under the Notes and this Indenture (other than with respect to any indemnification obligations), the Guarantor shall be released from and relieved of its Obligations with respect to the Notes under this Article X.

                                  ARTICLE XI

                                 MISCELLANEOUS

          SECTION 11.1.    Trust Indenture Act Controls
                           ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

          SECTION 11.2.    Notices
                           -------

          Any notice or communication shall be in writing and be effective upon receipt or refusal of delivery at the following addresses:

               if to the Issuer:

               United States Steel LLC
               600 Grant Street
               Pittsburgh, PA 15219-4776

               Attention:  Vice President - Finance and Accounting
               Facsimile:  412-433-1131

               if to the Trustee:

               The Bank of New York
               101 Barclay Street
               Floor 21 West
               New York, New York  10286

               Attention:  Corporate Trust Trustee Administration
               Facsimile:  (212) 815-5915 or (212) 815-5917

     The Issuer or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder of Notes shall be mailed to such Holder of Notes at such Holder's of address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.3.    Communication by Holders with Other Holders
                           -------------------------------------------

          Holders of Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.4.    Certificate and Opinion as to Conditions Precedent
                           --------------------------------------------------

          Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

     (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

    (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.5.    Statements Required in Certificate or Opinion
                           ---------------------------------------------

          Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

    (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

    (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

    (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

    (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 11.6.    When Notes Disregarded
                           ----------------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 11.7.    Rules by Trustee, Paying Agent and Registrar
                           --------------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.8.    Legal Holidays
                           --------------

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.9.    GOVERNING LAW.  THIS INDENTURE, THE NOTES AND THE
                           -------------
GUARANTEE OF THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11.10.    No Recourse Against Others
                            --------------------------

          No director, officer, employee, member, incorporator or stockholder of the Issuer or the Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Guarantee or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

          SECTION 11.11.    Successors
                            ----------

          All agreements of the Issuer and the Guarantor in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12.    Multiple Originals
                            ------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13.    Table of Contents; Cross-Reference Sheet; Headings
                            --------------------------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 11.14.    Severability
                            ------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                              Issuer:
                              ------

                              UNITED STATES STEEL LLC


                              By:___________________________
                                  Name:
                                  Title:

                              Guarantor:
                              ---------

                              USX CORPORATION


                              By:___________________________
                                  Name:
                                  Title:


                              Trustee:
                              -------

                              THE BANK OF NEW YORK


                              By:___________________________
                                  Name:
                                  Title:

                                   EXHIBIT A

                                 (Face of Note)

[Insert the Global Note Legend, if applicable pursuant to the provisions of the
                                  Indenture]

                            UNITED STATES STEEL LLC


No.  ___                                           Principal Amount $________

                                                   CUSIP NO. ________________

       [____]% Senior Quarterly Income Debt Securities due 2031 (Notes)

     United States Steel LLC, a Delaware limited liability company, promises to pay to Cede & Co., or registered assigns, the principal sum of _________________ Dollars on December 31, 2031.

     Interest Payment Dates:  March 31, June 30, September 30 and December 31.

     Record Dates:  March 15, June 15, September 15 and December 15.

     Additional provisions of this Note are set forth on the other side of this Note.

Dated:                                             UNITED STATES STEEL LLC


                                                   By:____________________
                                                       Name:
                                                       Title:

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

This is one of the Notes
referred to in the Indenture.

THE BANK OF NEW YORK,
 as Trustee


By:_________________________
    Authorized Signatory

                               (Reverse of Note)

            [___]% Senior Quarterly Income Debt Securities due 2031

1.   Interest

     United States Steel LLC, a Delaware limited liability company (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the principal amount of this Note shall accrue from the Issue Date.

     The Issuer shall pay accrued interest quarterly on each March 31, June 30, September 30 and December 31 commencing March 31, 2002 or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next Business Day. The Issuer shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

     By at least 11:00 a.m. prevailing Eastern (U.S.) time on the date on which any principal of or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Issuer will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on March 15, June 15, September 15 or December 15 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to the U.S. dollar accounts with a bank in the United States specified by the Holder hereof or, if no such account is specified, by mailing a check to the Holder's registered address.

3.   Paying Agent and Registrar

     Initially, the Issuer will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder of Notes. The Issuer or any Person that is a domestically incorporated wholly owned subsidiary of the Issuer may act as Paying Agent.

4.   Indenture

     The Issuer issued the Notes under an Indenture, dated as of [_________] [__], 2001 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Issuer, USX Corporation, a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and

Holders of Notes are referred to the Indenture and the TIA for a statement of those terms.

     The Notes are senior unsecured obligations of the Issuer limited to $365,000,000 aggregate principal amount at maturity (subject to Section 2.1(a) of the Indenture, which, inter alia, allows for the issuance of Additional Notes in some circumstances).

     The Notes include the Initial Notes and any Additional Notes actually issued. The Initial Notes and any Additional Notes actually issued are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Issuer's ability to incur certain Mortgages and enter into certain sale and leaseback transactions.

5.   Optional Redemption

          Except as set forth in the following paragraphs, the Notes will not be redeemable at the option of the Issuer prior to the Stated Maturity.

          At any time on or after December 31, 2006, the Issuer may at its option on one or more occasions, upon not less than 30 nor more than 60 days' notice, redeem the Notes, in whole or in part, at a redemption price (expressed as a percentage of principal amount) of 100%, plus accrued and unpaid interest to the redemption date. In addition, the Issuer may at any time repurchase Notes at any price in the open market and may hold, resell or surrender such Notes to the Trustee for cancellation.

          Further, at any time on or prior to December 31, 2002, the Issuer may, at its option, give written notice to redeem the Notes, which notice shall be no less than 30 nor more than 60 days prior to the redemption date, in whole or in part at a redemption price (expressed as a percentage of principal amount) of 100%, plus accrued and unpaid interest to the redemption date; provided that

     (i) the Board of Directors shall have determined not to proceed with the Separation (and the Guarantee of the Guarantor will stay in effect until the Notes are fully paid); and

     (ii) if the Issuer elects to redeem the Notes in part, at least a minimum aggregate principal amount of Notes required to maintain listing of the Notes on the New York Stock Exchange, under the rules and regulations thereof, remains outstanding.

6.   Notice of Redemption

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of principal amount larger than $25.00 may be redeemed in part but only in whole multiples of $25.00. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.   Change in Control Offer

     Upon a Change in Control, any Holder of Notes will have the right to cause the Issuer to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 100% of the principal amount thereof as of the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms and conditions of, the Indenture, including the right of Holders of a majority in aggregate principal amount of Notes outstanding at the time of such Change in Control to waive or modify the Issuer's obligations with respect to the Change in Control Offer.

8.   Denominations; Transfer; Exchange

     The Notes are in registered form without coupons in denominations of principal amount of $25.00 and whole multiples of $25.00. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 business days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning on a record date and ending on the next succeeding interest payment date.

9.   Persons Deemed Owners

     The registered holder of this Note may be treated as the owner of it for all purposes.

10.  Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for one year after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Issuer at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

11.  Defeasance

     Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

12.  Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption of the Indenture by a Successor Issuer pursuant to Article V of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants of or surrender rights and powers conferred on the Issuer and the Guarantor, or to make any change that does not adversely affect the rights of any Holder of Notes, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the TIA.

13.  Defaults and Remedies

     Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon a Change in Control Offer, upon declaration of acceleration or otherwise, (iii) the failure by the Issuer to comply with its obligations under
Article V of the Indenture, (iv) the failure by the Issuer to comply for 30 days after notice with any of its obligations under Section 4.4 or any of Sections
4.9 through 4.14 of the Indenture (in each case, other than a failure to repurchase Notes when required pursuant to Section 4.10 of the Indenture, which failure shall constitute an Event of Default under clause (ii) above), (v) the failure by the Company or the Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) certain events of bankruptcy, insolvency or reorganization of the Issuer, the Guarantor or any Significant Subsidiary of the Issuer, (vii) any judgment or decree for the payment of money in excess of $50 million is rendered against the Issuer or any Significant Subsidiary of the Issuer, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice, or (viii) prior to the Separation, the Guarantee with respect to the Notes ceases for any reason to be in full force and effect (other than in accordance with its terms) or the Guarantor denies or disaffirms its obligations under the Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

14.  Guarantee of the Notes

     Subject to the next paragraph, prior to the Separation, payment of principal, premium, if any, and interest, if any (including interest on overdue principal and overdue interest, if lawful), on the Notes is fully and unconditionally guaranteed by the Guarantor pursuant to, and subject to the terms of, Article X of the Indenture.

     If the Separation Date does not occur on or before December 31, 2002 or if the Board of Directors determines not to proceed with the Separation, the Guarantee of the Notes by the Guarantor shall stay in effect until the Notes have been paid in full.

15.  Trustee Dealings with the Issuer

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

     No director, officer, employee, member, incorporator or stockholder of the Issuer or the Guarantor, as such, shall have any liability for any obligations of the Issuer under the Notes, the Guarantee, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

17.  Authentication

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.  Abbreviations

     Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     GOVERNING LAW

     THIS NOTE AND THE GUARANTEE OF THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                        NOTATION RELATING TO GUARANTEE

          The undersigned (the "Guarantor") has fully and unconditionally guaranteed, until the Separation, on a senior unsecured basis (the "Guarantee"), that: (i) the principal of, premium, if any, and interest, if any, on the Notes will be paid in full when due, whether at the maturity or interest payment or redemption date, by acceleration, call for redemption, offer to purchase or otherwise, and interest on the overdue principal of, premium, and interest, if any, on the Notes and all other Obligations of the Issuer to the Holders of the Notes or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with Article X of the Indenture and the Notes; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise; and (iii) any and all costs and expenses (including reasonable and documented attorneys' fees) incurred by the Trustee or any Holder of the Notes in enforcing any rights under this Guarantee with respect to the Notes will be paid.

          If the Separation Date does not occur on or before December 31, 2002 or if the Board of Directors determines not to proceed with the Separation, this Guarantee shall stay in effect until the Notes have been paid in full.

          The obligations of the undersigned to the Holders of the Notes and to the Trustee are expressly set forth in Article X to the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Date:                                          USX CORPORATION

                                               ____________________
                                               By:
                                               Title:

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below:

     I or we assign and transfer this Note to:

     --------------------------------------

     --------------------------------------

     --------------------------------------

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ______________ as agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


____________________________________________________________________________

Date: _________________    Your Signature:__________________________

                                        Sign exactly as your name appears on
                                        the face of this Note.

Signature Guarantee:____________________

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

                       [TO BE ATTACHED TO GLOBAL NOTES]

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

   The following increases or decreases in this Global Note have been made:

                Amount of            Amount of
                decrease in          increase in            Principal Amount of        Signature of
                Principal Amount     Principal Amount       this Global Note           authorized officer
Date of         of this Global       of this Global         following such             of Trustee or Notes
Exchange        Note                 Note                   decrease or increase       Custodian
--------        -----------------    ----------------       --------------------       -------------------

                                   EXHIBIT B

                   FORM OF CHANGE IN CONTROL PURCHASE NOTICE

                                                                          [Date]

United States Steel LLC
600 Grand Street
Pittsburgh, PA  15219-4776

Ladies and Gentlemen:

          This represents a Change in Control Purchase Notice as defined in and
pursuant to Section 4.10(c) of the Indenture, dated as of          ,           ,
among United States Steel LLC (the "Issuer"), USX Corporation (the "Guarantor") and The Bank of New York, as Trustee (the "Trustee"), relating to the [___]% Senior Quarterly Income Debt Securities due 2031 of the Issuer (the "Notes").

               (1) The aggregate principal amount of the Notes which the undersigned will deliver to be purchased is:
                    _____________________________________________________
                    _____________________________________________________

               (2) The undersigned elects to exercise the undersigned's option to have the above-designated Notes purchased pursuant to the terms and conditions specified in the Notes.

                                         Very truly yours,

                                   EXHIBIT C

            FORM OF WITHDRAWAL OF CHANGE IN CONTROL PURCHASE NOTICE

                                                                          [Date]

United States Steel LLC
600 Grand Street
Pittsburgh, PA 15219-4776

Ladies and Gentlemen:

          The undersigned hereby withdraws the Change in Control Purchase Notice
as defined in and pursuant to Section 4.10(c) of the Indenture, dated as of    ,
    , among United States Steel LLC (the "Issuer"), USX Corporation (the "Guarantor") and The Bank of New York, as Trustee (the "Trustee"), relating to the [__]% Senior Quarterly Income Debt Securities due 2031 of the Issuer (the "Notes"), previously delivered to you by the undersigned.
          The following information is supplied by the undersigned with respect to the election of withdrawal:

               The aggregate principal amount of the Notes in respect of which such notice of withdrawal is being submitted is:

               ________________________________________________________________
               ________________________________________________________________

                                                  Very truly yours,

                                      C-1